Exhibit 32, Form 11-K
Kansas City Life Insurance Company

KANSAS CITY LIFE INSURANCE COMPANYSECTION
906 CERTIFICATION
 Year Ended 2003

The undersigned certify that the registrant’s Form 11-K report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and that information contained in the report fairly represents, in all material respects, the financial condition and results of operations of the registrant.

/s/R. Philip Bixby
R. Philip Bixby
President, Chief Executive Officer,
and Vice Chairman of the Board

/s/Tracy W. Knapp
Tracy W. Knapp
Senior Vice President, Finance

Date: June 25, 2004